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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

Shareowners and Board of Directors
Maytag Corporation

   We consent to the incorporation by reference in Registration Statement Number 333-46752 and Registration Statement Number 333-36054 on Forms S-8; and Registration Statement Number 333-62980 on Form S-3 of Maytag Corporation and in the related Prospectuses of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in this Annual Report (Form
10-K) for the year ended December 31, 2001.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 18, 2002